                                  SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. 1)

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:


[ ] Preliminary proxy statement
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            CREDIT DEPOT CORPORATION.
                (Name of Registrant as Specified in Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------
         (2) Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined).

         -----------------------------------------------------------------------
         (4) Proposed maximum aggregate value of transaction:

         ---------------------------------------------------------------------
         (5) Total fee paid:

         ---------------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.

[ ]      Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount previously paid:

         ----------------------------------------------------------------------
         (2) Form, Schedule or Registration Statement No.:

         ----------------------------------------------------------------------
         (3) Filing Party:

         ----------------------------------------------------------------------
         (4) Date Filed:

         ----------------------------------------------------------------------

                            CREDIT DEPOT CORPORATION
                               700 WACHOVIA CENTER
                           GAINESVILLE, GEORGIA 30501

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                OCTOBER 15, 1998

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Credit Depot Corporation (the "Company") will be held at 10:00 am, local time, on October 15, 1998 at the Lanier Centre Hotel, Gainesville, Georgia for the following purposes:

         1. To consider and act upon a proposed amendment to the Company's Certificate of Incorporation (the form of which is attached hereto as Exhibit A) to effect a reverse stock split in which each five shares of the Company's Common Stock, par value $.001 per share, will be reclassified and changed into one share of new Common Stock, par value $.001;

         2. Ratification of issuance of Series C 10% Convertible Redeemable Preferred Stock and a Warrant to The Global Opportunity Fund Limited

         3. Approval of issuance of Preferred Stock and Warrants to certain creditors of the Company

         4. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on September 2, 1998 will be entitled to notice of and to vote at the Special Meeting.

                       BY ORDER OF THE BOARD OF DIRECTORS
                         CHARLES D. FARRAHAR, SECRETARY

GAINESVILLE, GEORGIA

SEPTEMBER 22, 1998


                                    IMPORTANT

IT IS IMPORTANT THAT AS MANY SHARES AS POSSIBLE BE VOTED IN PERSON OR BY PROXY. THEREFORE, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE. THE RETURN OF A PROXY WILL NOT AFFECT, IMPAIR OR RESTRICT YOUR RIGHTS AS A SHAREHOLDER TO REVOKE THE PROXY OR TO ATTEND THE SPECIAL MEETING AND VOTE IN PERSON. IT WILL HOWEVER, HELP TO AVOID ADDED PROXY SOLICITATION COSTS.


CERTAIN PROPOSALS TO BE VOTED UPON AT THE MEETING RELATE TO TRANSACTIONS WHICH COULD RESULT IN THE ISSUANCE OF SUBSTANTIAL NUMBER OF SHARES OF COMMON STOCK. SEE "POSSIBLE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THE FOLLOWING TWO PROPOSALS" IN THE ACCOMPANYING PROXY STATEMENT.

                            CREDIT DEPOT CORPORATION
                           WACHOVIA CENTER - SUITE 700
                           GAINESVILLE, GEORGIA 30501

                                 PROXY STATEMENT

         The enclosed proxy is being solicited by Credit Depot Corporation (the "Company") for use at the Special Meeting of Shareholders to be held at 10:00 am local time, on October 15, 1998 at the Lanier Centre Hotel, Gainesville, Georgia and any adjournment or adjournments thereof. The Company has been advised by the members of the Board of Directors that each of them intends to vote in favor of the proposals described below. This Proxy Statement and the accompanying form of Proxy are first being sent to shareholders on or about the date hereof.

                          OUTSTANDING VOTING SECURITIES

         At the close of business on September 2, 1998 (the "record date"), there were 5,748,575 shares of Common Stock of the Company ("Common Stock") issued and outstanding. Each such share is entitled to one vote on each matter submitted to shareholders. Additionally, on such date there were issued and outstanding 16,740 shares of Series B 11% Convertible Preferred Stock (the "Series B Preferred Stock") with voting rights equivalent to 931,537 shares of Common Stock. Only shareholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

         The following table sets forth certain information as of August 28, 1998 with respect to any person who is known to the Company to be the beneficial owner of more than 5% of class of voting securities and as to each class of the Company's equity securities beneficially owned by its directors and by directors and officers as a group:


                                                                                                                 APPROX-
                                                                                      AMOUNT OF                    IMATE
TITLE OF                                                                                 SHARES                  PERCENT
CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIALLY                 OF CLASS
                                                                                      OWNED (1)                      (1)
------------------------------------------------------------------------------------------------------------------------
Common          Heiko H. Thieme (2)                                                     989,577  (6)                  15
Stock

Common          Ralph J. DeBee, Jr. (3)                                                  36,667  (7)                   *
Stock

Common          Marvin V. Bolt (2)                                                       12,240  (8)                   *
Stock

Common          John R. Marshall (3)                                                     10,000  (9)                   *
Stock

Common          Carlos Munoz (3)                                                         14,000 (10)                   *
Stock

Common          John C. Thomas, Jr. (3)                                                  45,517 (11)                   *
Stock

Common          Arkansas Teachers Retirement System (4)                                 371,441                        6
Stock

Common          Ranier Heubach                                                          365,817                        6
Stock           Unterbergstrasse 104 A-5084 Grossgmain
                Salzburg Austria

Common          The InterGroup Corp. (5)                                                323,550 (12)                   5
Stock

Common          Santa Fe Financial (5)                                                  323,550 (12)                   5
Stock

Common          Jackt Holdings Corp.                                                    500,000 (13)                   8
Stock           Avieneda Justo Arrosemena, Calle 32
                Panama 5, Republic of Panama

Common          Michigan Employees Retirement System (4)                                807,925                       12
Stock

Common          VPM Verwaltungs AG                                                      458,605                        7
Stock           Thierwilerstrasse 10 CH-4103
                Bottingham, Switzerland

Common          Lancer Partners, L.P.                                                   680,975                       11
Stock           237 Park Avenue
                New York, NY 10017


                                                                                                                 APPROX-
                                                                                      AMOUNT OF                    IMATE
TITLE OF                                                                                 SHARES                  PERCENT
CLASS           NAME AND ADDRESS OF BENEFICIAL OWNER                               BENEFICIALLY                 OF CLASS
                                                                                      OWNED (1)                      (1)
-------------------------------------------------------------------------------------------------------------------------
Common          The Global Opportunity Fund Limited                                 653,999 (14)                  10
Stock           P.O. Box N-9024 Charlotte St.
                Nassau, Bahamas

Series B        The InterGroup Corp. (5)                                            323,550 (12)                  26
Preferred
Stock

Series B        Yong S. Ahn                                                          53,920 (15)                   5
Preferred       219 Hidden Pond Road
Stock           Franklin lakes, NJ 07417

Series B        Portsmouth Square (5)                                               107,850 (16)                  10
Preferred
Stock

Series B        Santa Fe Financial (5)                                              323,550 (12)                  26
Preferred
Stock

Series B        Dennis Fortin                                                        53,920 (15)                   5
Preferred       26 Brookside Dr.
Stock           Easton, CT 06612

Common          Lancer Partners, L.P.                                                690,975                       11
Stock           237 Park Avenue
                New York, NY 10017

Common          Directors and officers as a group (seven                            480,252 (17)                   8
Stock           persons) (18)


----------
* Less than 1%

------------------------------
(1) Unless otherwise noted below, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible securities. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

(2)      1370 Avenue of the Americas, New York NY 10019

(3)      c/o Credit Depot Corporation, 700 Wachovia Center, Gainesville, GA
         30501

(4)      c/o Kennedy Capital Management, 10829 Olive Blvd., St. Louis MO
         63141-7739

(5)      P.O. Box 80037 San Diego CA 92138-0037

(6) Includes 335,578 shares which may be acquired upon exercise of warrants held by Mr. Thieme and Thieme Consulting, Inc. Also includes 653,999 shares which are beneficially owned by The Global Opportunity Fund Limited. Does not include shares which may not be acquired within 60 days by The Global Opportunity Fund Limited. Mr. Thieme disclaims any beneficial interest in shares owned or which may be acquired by The Global Opportunity Fund Limited.

(7) Represents shares which may be purchased upon exercise of options granted under the Company's 1990 and 1993 Stock Option Plans (the "Plans"). Does not include 33,333 shares which may be purchased upon exercise of options not exercisable within 60 days.

(8) Represents 10,000 shares which may be purchased upon exercise of options granted under the Plans and 2,240 shares which may be purchased upon exercise of a warrant.

(9) Represents shares which may be purchased upon exercise of options granted under the Plans.

(10) Represents 10,000 shares which may be purchased upon exercise of options granted under the Plans and 4,000 shares which may be purchased upon exercise of a warrant.

(11) Includes 10,000 shares which may be purchased upon exercise of options granted under the Plans and 28,000 shares which may be purchased upon exercise of a warrant.

(12) Includes 150,000 shares which may be purchased upon exercise of a warrant.

(13) Represents 250,000 shares issuable upon the conversion of convertible debt and 250,000 shares which may be purchased upon exercise of a warrant.

(14) Includes 556,000 shares which may be purchased upon exercise of a warrant. Does not include 7,000,000 shares which may be acquired upon conversion of the Preferred Shares and the Warrant, as those terms are hereinafter defined.

(15) Includes 25,000 shares which may be purchased upon exercise of a warrant.

(16)     Includes 50,000 shares issuable upon exercise of a warrant.

(17) Represents 102,917 shares which may be purchased upon exercise of options granted under the Plans. Does not include 77,083 shares which may be purchased upon exercise of options not exercisable within 60 days.

(18)     See Notes above.


                                VOTING PROCEDURE

         Shares cannot be voted at the meeting unless the owner of record at the close of business on the record date is present to vote in person or is represented by a valid proxy. The enclosed proxy is a means by which a shareholder may authorize the voting of his shares at the Special Meeting. All shares represented by valid proxies received by the Company prior to the time they are voted will be voted as specified by the shareholder. A proxy may be revoked by the shareholder at any time prior to the time it is voted by the delivery of written notice of the revocation to the Secretary of the Company or by voting in person at the Special Meeting.

         All votes, including ballots, will be counted by one or more inspectors to be appointed by the Company prior to the Special Meeting. The Company will reject a vote or proxy appointment if such inspectors, acting in good faith, have reasonable doubt about the validity of the signature on it or about the signatory's authority to sign for the shareholder. Abstentions and broker non-votes will be counted only for the purpose of determining if a quorum is present.

         The affirmative vote of a majority of the shares of Common Stock is necessary to approve the proposed amendment to the Company's Certificate of Incorporation to effect a reverse stock split in which each five shares of the Company's common stock, par value $.001 per share, will be reclassified and changed into one share of new common stock ("New Common Stock"), par value $.001 (the "Reverse Stock Split"). If a quorum is present, the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy is required to approve proposals Nos. 2 and 3. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a shareholder, present in person or represented by proxy, abstains on any matter, the shareholder's Common Stock will not be voted on such matter. Accordingly, an abstention from voting on a matter by a person present in person or represented by proxy at the Meeting has the same effect as a vote against the matter. Broker non-votes will also have the same effect as a vote against the matters to be voted upon at the Special Meeting.

         In the event that sufficient votes are not received for approval of any of the proposals to be considered at the Special Meeting, persons named as proxies may propose one or more adjournments of the Special Meeting aggregating not more than 120 days to permit further solicitation of proxies. Any such adjournment or adjournments will require the affirmative vote of the holders of a majority of the Common Stock present in person or represented by proxy at the Special Meeting. Persons named as proxies will vote in favor of such adjournment those proxies which instruct them to vote in favor of the Reverse Stock Split and will vote against any such adjournment those proxies which instruct them to vote against or abstain from voting on the Reverse Stock Spit. The cost of such additional solicitation and of any adjourned session will be borne by the Company.

                               PROXY SOLICITATION

         Proxies will be solicited primarily by mail. The cost of the solicitation will be borne by the Company. In addition to solicitation by mail, certain officers and employees of the Company may solicit proxies by telephone, facsimile transmission, telegraph or in person. These persons will receive no compensation therefor but will be reimbursed by the Company for any expenses incurred thereby. Arrangements will be made by the Company with brokers, nominees, fiduciaries and other custodians to reimburse them for their charges and expenses in forwarding proxy materials to the beneficial owners of shares registered in their names.

         The majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at the Special Meeting.

                       PROPOSED AMENDMENT TO THE COMPANY'S
            CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE SPLIT

         On August 28, 1998, the Board of Directors approved, subject to the stockholder approval solicited hereby, a proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split. The Board of Directors has recommended to the shareholders that they approve the prosed amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split.

         Although the Company's Board of Directors believes that as of the date of this Proxy Statement the Reverse Stock Split is advisable, the Reverse Stock Split may be abandoned by the Board of Directors at any time before it is effected, including any such time before, during, or after the Special Meeting. The ratio of the Reverse Stock Split was determined by the Company's Board of Directors after considering the market price of the Common Stock and the Nasdaq SmallCap Market ("Nasdaq") requirement of a minimum bid price, as described below. Depending upon prevailing market conditions, the Board of Directors may deem it advisable to implement the Reverse Stock Split and concurrently declare a stock-for-stock dividend in a ratio to be determined by the Board of Directors, the latter of which does not require stockholder approval. Depending upon the amount of any such stock-for-stock dividend, the decrease in the number of issued and outstanding shares resulting from the Reverse Stock Split would be partially offset, potentially to the extent that the result will be the same as if a one-for-four, one-for-three or other reverse stock split ratio had been approved by the Company's stockholders. The ratio of any such stock-for-stock dividend will be primarily dependant upon the market price of the Common Stock. Unless there is a significant increase in such market price subsequent to the date of this Proxy Statement, it is unlikely that the Company's Board of Directors will declare a stock-for-stock dividend in the foreseeable future, if at all. The net effect of implementation of the Reverse Stock Split and any subsequent dividend declarations described herein will not result in more than five shares of Common Stock being reclassified into each share of New Common Stock.


REASON FOR THE REVERSE STOCK SPLIT PROPOSAL - NASDAQ MINIMUM BID PRICE
REQUIREMENT


         The Common Stock is currently listed on Nasdaq. The Board of Directors believes that the continued listing of the Common Stock on Nasdaq is important for the marketability of the Common Stock and the prestige of the Company in the financial community.

Nasdaq requires, for continued listing, among other things, a minimum closing bid price of $1.00 for thirty consecutive trading days. As of August 13, 1998, the Company did not meet such requirement. Unless the Common Stock has a minimum closing bid price of $1.00 for at least ten consecutive trading days ending November 11, 1998, the Common Stock will be delisted from Nasdaq. The Board of Directors believes that the Reverse Stock Split, by decreasing the number of shares outstanding, should increase the bid price per share of Common Stock and is necessary in order to permit the Company to meet the bid price requirement for continued listing on Nasdaq. The Company believes that the increased share price expected to result from the Reverse Stock Split will enable the Company to comply with the minimum bid price requirement of Nasdaq. The decision is beyond the control of the Company, however, and may depend on a number of factors in addition to the quantitative criteria discussed herein, and there can be no assurance that the Common Stock will be continue to be listed on Nasdaq even if the Reverse Stock Split is effected and the other proposals described in this Proxy Statement are approved. Furthermore, there can be no assurance that the market price of the New Common Stock will increase to, or remain above $1.00 per share after the Reverse Stock Split. The Company believes that following a reverse stock split, a company's stock price will frequently fail to reach or sustain a price equal to the pre-split price multiplied by the reverse split multiple. On November 3, 1997, the Company effected a one-for five reverse stock split in order to comply with the Nasdaq minimum bid price requirement. The closing bid price for a share of Common Stock on such date and the day before such reverse stock split was effectuated was $2.00 and $0.50, respectively. On September 14, 1998, such closing price was $.313.

     If the Company does not effect the Reverse Stock Split or is unable in the future to satisfy the Nasdaq maintenance requirements, the Common Stock will be delisted from Nasdaq. In such event, trading, if any, in the Common Stock or New Common Stock, as the case may be, would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the NASD's "Electronic Bulletin Board." Consequently, the liquidity of such securities could be severely adversely affected, not only in the number of shares which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for such securities than might otherwise be attained.

         Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Common Stock , the nature of investors who acquire it, or the Company's reputation in the financial community. However, in practice this is not necessarily the case, as certain investors view low-priced stock as unattractive or, as a matter of policy, will not extend margin credit on stock trading at low prices, although certain other investors may be attracted to low-priced stock because of the greater trading volatility sometimes associated with such securities. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint.

         There can be no assurance that the market price of the New Common Stock immediately after implementation of the Reverse Stock Split will be maintained for any period of time, that such market price will approximate five times (or some other multiple of) the market price of the Common Stock before the Reverse Stock Split, or that such market price of the Common Stock will exceed or remain in excess of the current market price of the Common Stock or that the Common Stock will not be delisted from Nasdaq.

CERTAIN EFFECTS OF THE REVERSE STOCK SPLIT

         If the Reverse Stock Split is approved by the stockholders at the Special Meeting and the Company's Board of Directors subsequently determines that it is advisable to proceed with the Reverse Stock Split, the result (without giving effect to the stock-for stock dividend, if any, referred to above) would be that each stockholder of the Company who owns five or more shares of Common Stock will receive one share of New Common Stock for each five shares of Common Stock held at the close of business on the day that the amendment to the Company's Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware. No fractional shares or scrip would be issued and the number of shares of Common Stock issuable to each stockholder will be rounded up to the next whole number. If for any reason the Board of Directors deems it advisable to do so, the Reverse Stock Split may be abandoned by the Board of Directors at any time before, during, or after the Special Meeting and prior to filing of the amendment to the company's Certificate of Incorporation with the Secretary of State of the State of Delaware, without further action by the stockholders of the Company.

         The Reverse Stock Split would not affect any stockholder's percentage ownership interest in the Company or proportional voting power, except for minor differences resulting from the rounding up of fractional shares. In addition, the Reverse Stock Split is not expected to reduce the number of stockholders of the Company. The voting rights and other privileges of the holders of Common Stock would not be affected substantially by adoption of the Reverse Stock Split or subsequent implementation thereof.

THE BOARD OF DIRECTORS HAS CONCLUDED THAT THE POTENTIAL BENEFITS OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO THE COMPANY AND ITS SHAREHOLDERS OUTWEIGH THE POSSIBLE DISADVANTAGES.


POSSIBLE ISSUANCE OF COMMON STOCK IN CONNECTION WITH THE TRANSACTIONS DESCRIBED
                        IN THE FOLLOWING TWO PROPOSALS.

        The following two proposals relate to transactions which result in the issuance of an aggregate of 16,565,218 shares of Common Stock, plus any additional shares that may be paid as dividends. See "Ratification of Issuance of Series C 10% Convertible Redeemable Preferred Stock and a Warrant Issued to the Global Opportunity Fund Limited -- The Preferred Shares." If such 16,565,218 shares had been issued on September 14, 1998, they would have represented approximately 74% of the shares of Common Stock outstanding on that date. Furthermore, if such issuance had occurred, the remaining shares of outstanding Common Stock would have constituted approximately 26% of the then outstanding shares. Such issuance would have resulted from the conversion of preferred stock and exercise of warrants issued upon conversion of indebtedness aggregating $3,200,000. In connection with the exercise of such warrants $4,021,667 would have been paid to the Company. Because the book value attributable to a share of Common Stock was a negative amount on September 14, 1998, any conversion of such preferred stock or exercise of such warrants would have resulted in either a decrease in the amount of such negative book value or an positive such book value, depending upon the amount of securities so converted or exercised.

RATIFICATION OF ISSUANCE OF SERIES C 10% CONVERTIBLE REDEEMABLE PREFERRED STOCK
          AND A WARRANT ISSUED TO THE GLOBAL OPPORTUNITY FUND LIMITED

        Prior to June 5, 1998, the Global Opportunity Fund Limited (the "Global") held secured promissory notes issued by the Company in the aggregate principal amount of $2,100,000, each of which provided for interest at the annual rate of 10% (the "Notes"). The following table sets forth certain information with respect to the each of Notes immediately prior to their conversion:


              Face Amount         Maturity Date (1)      Conversion Price per Share
                                                            of Common Stock (2)
===================================================================================
             $  350,000             July 31, 1998                 $ 2.00
                250,000             July 31, 1998                   2.00
                250,000             July 31, 1998                   2.00
                250,000             July 31, 1998                   2.00
              1,000,000             June 30, 2001                  12.50


         On June 5, 1998, Global converted the Notes into 21,000 shares of the Company's Series C 10% Convertible Redeemable Preferred Stock (the "Preferred Shares") and a Common Stock Purchase Warrant (the "Warrant"). The terms of the Preferred Shares and the Warrant, which are described below, were determined by the Company's Board of Directors after a proposal had been made by Global. Such terms included a then conversion price for the Preferred Shares equivalent to 75% and an exercise price of the Warrant of 125% of the closing bid price on the date of such conversion, respectively. The Board of Directors' determination that such terms were fair to the Company and is otherwise unaffiliated shareholders was based upon the then trading price of the Common Stock, the Company's inability to fulfill the terms of the Notes and the extent of the collateral securing the Notes. On June 4 and June 5, 1998, the closing bid prices of the Common Stock on Nasdaq were $.875 and $1.00, respectively.


         If Global had converted all of the preferred Shares and exercised the Warrant in full on the date of this Proxy Statement, Global would have paid the Company $3,500,000 and received 7,000,000 shares of Common Stock. Such shares would have represented approximately 55% of the outstanding shares of Common Stock. Global has not exercised the Warrant or converted any Preferred Shares and there can be no assurance that it will do so in the future.

         The Company has agreed to use its best efforts to effect the registration under the Securities Act of 1933 (the "Act") and registration or qualification under all applicable state securities laws of the Common Stock issuable, or other securities that may become issuable, upon conversion of the Preferred Shares and exercise of the Warrant before September 30, 1998 at the expense of the Company. The Company is delinquent in such obligation although the Company does not believe that such delinquency will materially adversely affect the Company. The Company believes that such expense will be approximately $20,000.

         Heiko H. Thieme is the President of both Global and its investment advisor and sole shareholder of such investment advisor. Marvin Bolt is a Vice President of such investment advisor. Global's investment advisor receives compensation which is based upon the value of Global's assets and Global's performance. Messrs. Thieme and Bolt are both members of the Company's Board of Directors and Mr. Thieme is the Chairman of such Board of Directors. Because of the conflict of interest of Messrs. Thieme and Bolt, neither of them participated in the Company's determination to accept Global's offer to convert the Notes to Preferred Shares and the Warrant and neither of them voted upon such proposal.

THE PREFERRED SHARES

         The holders of the Preferred Shares are entitled to receive cumulative dividends at the rate of $10 per share payable quarterly, when and if declared by the Company's Board of Directors. No dividends may be paid on any shares of capital stock ranking pari passu with or junior to the Preferred Shares (including the Common Stock or New Common Stock if the Reverse Split is effectuated) unless and until all accumulated and unpaid dividends on the Preferred Shares have been declared and paid in full. Until July 1, 1999, dividends per share are payable, at the Company's option, either (i) in cash or
(ii) in shares of Common Stock at a rate equal to the average market value of the Common Stock for the period of twenty consecutive trading days prior to the record date. Thereafter, dividends shall continue to payable as set forth above except that the rate with respect to dividends paid in Common Stock will be 75% of the then average market value of the Common Stock.

         The Company may issue, in the future, without the consent of holders of the Preferred

Shares, other series of preferred stock which rank on parity with or junior to the Preferred Shares as to dividend and/or liquidation rights. The consent of the holders of two-thirds of the outstanding Preferred Shares is required for the issuance of any series of preferred stock which is senior as to dividend and/or liquidation rights to the Preferred Shares.

         The Company may, at its option, redeem any or all of the Preferred Shares upon duly given notice to the holders at a redemption price of $.01 per share payable in cash plus then unpaid dividends, subject to adjustment, if (a) the shares of Common Stock underlying the Preferred Shares shall have been registered under the Act and such registration is then current and effective, and (b) the average of the closing sales price of the Common Stock as reported by Nasdaq shall, for twenty consecutive trading days ending within ten days of the date of such notice, equals or exceeds 200% of the then current conversion price.

         Each of the Preferred Shares is presently convertible, at the option of the respective holders, into 200 shares of Common Stock, subject to adjustment. Dividends accrued and payable at the time of conversion shall be paid, at the Company's option, either cash or in Common Stock.

         Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive, before any distribution may be made or set apart for the holders of Common Stock or any other security junior to the Preferred Shares in respect to liquidation of distributions from assets of the Company legally available for such purposes, cash equal to the greater of (a) $100 per share, subject to adjustment or (b) the amount that would have been paid to the holders of the Preferred Shares had the Preferred Shares been converted into shares of Common Stock immediately prior to such an event, plus accrued and unpaid dividends. A merger or consolidation shall be considered a liquidation except in the event that in such a transaction, the holders of the Preferred Shares receive securities of the surviving corporation having substantially similar rights as the Preferred Shares and the stockholders of the Company immediately prior to such transaction are holders of at least a majority of the voting securities of the surviving corporation immediately thereafter.

         The holders of the Preferred Shares shall have no right to vote for any purpose, except as specifically required by the General Corporation Law of the State of Delaware.

THE WARRANT

         The Warrant entitles the holder to purchase a maximum of 2,800,000 shares of the Common Stock at $1.25 per share at any time or from time to time until June 10, 2003. The number of shares and the price to be paid for each such share are subject to adjustment. The Warrant can be exercised on a "cashless" basis in the event of appreciation in the market price of the Company's Common Stock.

         The Company may, at its option, redeem all or a portion of the Warrant upon notice duly given to the holder(s) at a redemption price of $.01 per share underlying the Warrant, subject to adjustment, if (a) the Common Stock underlying the Warrant shall have been registered under the Act and such registration shall then be current and effective, and (b) the average of the closing sales price of the Common Stock as reported by Nasdaq shall, for twenty consecutive trading days ending within ten days of the date of such notice, equals or exceeds 200% of the then current exercise price.

REASON FOR SHAREHOLDER RATIFICATION


         Nasdaq requires, among other things, that in order for the Company to maintain its Nasdaq listing, the sale by the Company of Common Stock or securities convertible into or exchangeable for Common Stock, such as the Preferred Shares and the Warrant, equal to 20% or more of the outstanding shares of Common Stock for less than the greater of book or market value of the Common Stock, must be approved by shareholders (the "20% Requirement"). Accordingly, Global has agreed that it will not convert any of the Preferred Shares or exercise the Warrant prior to the earlier of December 31, 1998 or the time that such approval is obtained. On the day that the Notes were converted into the Preferred Shares and the Warrant, the closing bid price of the Common Stock on Nasdaq was $1.00 and the book value per share was less than such price.

THE BOARD OF DIRECTORS HAS CONCLUDED THAT THE POTENTIAL BENEFITS OF THE RATIFICATION OF THE ISSUANCE OF THE PREFERRED SHARES AND WARRANT TO GLOBAL TO THE COMPANY AND ITS SHAREHOLDERS OUTWEIGH THE POSSIBLE DISADVANTAGES.

            APPROVAL OF ISSUANCE OF PREFERRED STOCK AND WARRANTS TO
                        CERTAIN CREDITORS OF THE COMPANY


         Among other obligations of the Company are five 10% promissory notes in the aggregate face amount of $1,100,000 (the "Promissory Notes"). Jackt Holdings Corp. is a holder of one of the Promissory Notes in the face amount of $500,000. See "Outstanding Voting Securities".


         Each of the holders of the Promissory Notes was introduced to the Company by Mr. Thieme. Mr. Thieme has advised the Company that he believes some, if not all, of such holders, would accept shares of a new series of the Company's Preferred Stock (the "New Preferred Shares") and a Warrant (each, a "New Warrant" and, collectively, the "New Warrants"). The Company's Board of Directors can authorize and issue the New Preferred Shares and issue the Warrants without shareholder approval in exchange for the Promissory Notes on such terms and conditions as it determines. The Company believes, however, that if a significant portion of the Promissory Notes are converted into New Preferred Shares and New Warrants (a "Conversion"), the 20% Requirement will require approval by shareholders. In the event that the Conversion is subject to the 20% Requirement, the Company will not issue any New Preferred Shares and New Warrants upon a Conversion unless they are substantially identical in terms and conditions to the Preferred Shares and the Warrant, except for their respective conversion and exercise prices. Furthermore such prices will not represent a greater discount or a lesser premium, respectively from the then current bid price of the Common Stock as was the case at the time of Global's conversion of the Notes. Because the proposed terms of the New Preferred Shares and New Warrants will be not less favorable to the Company, based upon then current market prices, than were such terms in the transaction with Global, the Company's Board of Directors has recommended that shareholders vote in favor of the proposal.

         If the Conversion had taken place on September 14, 1998 and the percentage of discount and premium were the same as those with respect to the Preferred Shares and the Warrant received upon the conversion of the Notes by Global, respectively, the holders would have paid the Company $521,667 and received 5,593,184 shares of Common Stock. Such shares would have represented approximately 49% of the outstanding shares of Common Stock. If, however, the average closing sale price of the Common Stock for any period of twenty consecutive trading days prior to December 31, 1998 is less than or equal to $.235 per share, the holders would receive 7,723,109 shares of Common Stock. If the holders had received that number of shares on September 14, 1998, they would have received approximately 57% of the then outstanding shares of Common Stock. Subject to the foregoing limitation, the terms of any Conversion will be determined by the Company's Board of Directors using their business judgment. Although Messrs. Thieme and Bolt have advised the Company that they do not believe that they have any conflict of interest with respect to such determination, they will nevertheless abstain from voting thereon. There can be no assurance that any holder of the Promissory Notes will agree to a Conversion or that the Company's net tangible assets will be sufficient to comply with the Nasdaq requirement even if all the holders so agree.

THE BOARD OF DIRECTORS HAS CONCLUDED THAT THE POTENTIAL BENEFITS OF THE CONVERSION TO THE COMPANY AND ITS SHAREHOLDERS OUTWEIGH THE POSSIBLE DISADVANTAGES.


                  SHAREHOLDER PROPOSALS FOR THE COMPANY'S NEXT
                         ANNUAL MEETING OF SHAREHOLDERS

         The deadline for submitting shareholder proposals for inclusion in the Company's proxy statement and form of proxy relating to the next Annual Meeting of Shareholders is October 15, 1998. In order to avoid controversy, shareholders should submit their proposals by means, including electronic means, that permit them to prove the date of delivery. The Company may exclude a proposal, but only after it has notified the shareholder of the problem, and the shareholder has failed to adequately correct it. Within 14 calendar days of receiving the proposal, the Company must notify the shareholder in writing of any procedural or eligibility deficiencies, as well as the time frame for the response. The response must be postmarked, or transmitted electronically, no later than 14 days from the date the Company's notification is received. The Company need not provide such notice of a deficiency if the deficiency cannot be remedied, such as a failure to submit a proposal by the Company's properly determined deadline. If the Company intends to exclude the proposal, it will later have to make a requisite submission under and provide the shareholder with a copy.

                                  OTHER MATTERS

         The Company's management does not know of any other matters to be presented at the Special Meeting other than those stated above. If any other business should come before the Special Meeting, proxies will be voted thereon in accordance with the views of the Company's management.


DATED: SEPTEMBER 22, 1998

                       BY ORDER OF THE BOARD OF DIRECTORS

                                    EXHIBIT A

         CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF
                            CREDIT DEPOT CORPORATION

         CREDIT DEPOT CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

         FIRST: That at a meeting of the Board of Directors of the Corporation, a resolution was duly adopted setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                  RESOLVED, that, each issued and outstanding share of the Common Stock and each share held in treasury shall be, without any further action on the part of the Corporation or any stockholder, automatically changed and reclassified into one-fifth of a share of Common Stock of the Corporation (the "Recapitalization") and each certificate representing outstanding shares of Common Stock shall automatically and without further action on the part of the holder thereof represent the number of shares of Common Stock issuable with respect to the number of shares of Common Stock represented by such certificate. No fractional shares of Common Stock shall be issued in connection with the Recapitalization and the number of shares of Common Stock issuable in connection with the Recapitalization shall be rounded up to the next highest whole number. The Recapitalization shall be deemed to be effectuated at 5 P.M., New York City time, on the day of the filing of this Amendment.

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation. has caused this certificate to be signed by its President, this _______ day of __________, 1998.


                                     -----------------------------------
                                     Ralph J. DeBee, Jr., President

                                                                        APPENDIX



                            CREDIT DEPOT CORPORATION
                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                                  TO BE HELD ON
                                OCTOBER 15, 1998

         The undersigned hereby constitutes and appoints Ralph. J. DeBee, Jr. and Charles D. Farrahar and each of them as attorney and proxy with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Special Meeting of Shareholders of Credit Depot Corporation (the "Company") to be held at 10:00 am, local time, on October 15, 1998 at the Lanier Centre Hotel, Gainesville, Georgia and at any and all adjournments thereof, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the Proxy
Statement:


         1.       FOR   |_| AGAINST  |_| ABSTAIN  |_|


                  An amendment to the Company's Certificate of Incorporation to effect a reverse stock split in which each five shares of the Company's common stock, par value $.001 per share, will be reclassified and changed into one share of new common stock, par value $.001;


         2.       FOR   |_| AGAINST  |_| ABSTAIN  |_|


                  Ratification of issuance of Series C 10% Convertible Redeemable Preferred Stock and a Warrant to the Global Opportunity Fund Limited


         3.       FOR   |_| AGAINST  |_| ABSTAIN  |_|


                  Approval of issuance of Preferred Stock and Warrants to certain creditors of the Company.

         4. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY, WHICH RECOMMENDS A VOTE FOR ITEMS 1, 2 AN 3 WHICH HAVE BEEN PROPOSED BY THE COMPANY. AS TO ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING, SAID PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

THIS PROXY when properly executed will be voted in the manner directed herein. If no direction is given, the proxy will be voted FOR the Item herein.

DATED:            , 1998
      ------------

                                    ----------------------------
                                            (SIGNATURE)

                                    ----------------------------
                                            (SIGNATURE)

NOTE:             PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR ON THIS CARD.
                  JOINT OWNERS SHOULD EACH SIGN PERSONALLY. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, PERSONAL REPRESENTATIVE, TRUSTEE OR GUARDIAN, PLEASE GIVE YOUR FULL TITLE AS SUCH. PLEASE SIGN DATE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.